UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of principal executive offices)		(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code:)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Hancock Holding Company (the “Company”) intends to make certain administrative changes to the Hancock Bank Savings and Investment Plan (the “Plan”), including a change to the platform as well as offering additional investment and distribution options. As a result of these administrative changes, participants in the Plan will be temporarily unable to make a withdrawal under the Plan, obtain a distribution under the Plan, or change investment options under the Plan (the “blackout period”). The blackout period for the Plan will begin after the close of the market on September 13, 2012 and is expected to end on September 21, 2012, unless extended by the Company.

On August 20, 2012, the Company delivered a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity and derivative securities in connection with the blackout period under the Plan. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Hancock Holding Company on August 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

August 20, 2012	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Hancock Holding Company on August 20, 2012.